Exhibit 99.1

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Foods, Inc. Reports Third Quarter 2022 Results and Fourth Quarter Outlook

Delivered Strong Third Quarter Net Sales and Sequential Improvement in Profitability

Completed Divestiture of a Significant Portion of Meal Preparation Enables $500 Million of Debt Reduction

Robust Demand Trends Continue to Fuel Private Label Growth

TreeHouse Guides Q4 Net Sales Growth of 22% - 24% Year-over-Year and
Adjusted EBITDA Margin from Continuing Operations of 10.5% to 12.0%

THIRD QUARTER HIGHLIGHTS FOR TREEHOUSE PRIOR TO DIVESTITURE
•Net sales increased by 18.0% to $1,299.4 million.
•Net loss totaled $(90.5) million, which included the divestiture transaction and related expenses.
•Adjusted EBITDA margin1 for TreeHouse prior to the divestiture exceeded expectations with sequential improvement of 130 basis points to 6.9%, and adjusted EBITDA1 totaled $89.4 million.
THIRD QUARTER HIGHLIGHTS FOR TREEHOUSE CONTINUING OPERATIONS2
•Net sales increased 16.4% to $875.0 million, primarily driven by pricing.
•Net loss from continuing operations was $(15.1) million.
•Adjusted EBITDA margin1 was 8.8%, and adjusted EBITDA1 totaled $76.6 million.
•TreeHouse issued Q4 2022 guidance of 22% - 24% net sales growth year-over-year, and adjusted EBITDA margin from continuing operations3 of 10.5% - 12.0%.

Oak Brook, IL, November 7, 2022 — TreeHouse Foods, Inc. (NYSE: THS) today reported results for the third quarter ended September 30, 2022.

"I'm proud of how we have successfully reshaped our business. Today we have greater strategic focus on accelerating our growth, improving operational efficiency and enhancing the value we deliver to our customers and consumers - all reflected in our recently unveiled statement of corporate purpose: to engage and delight - one customer at a time," said Steve Oakland, Chief Executive Officer and President. "The successful divestiture of a significant portion of our Meal Preparation assets positions us well to execute on our strategy: to capitalize on strong consumer demand trends in order to accelerate growth across our higher-margin private label snacking and beverage categories while driving long-term shareholder value."

"In the third quarter, we delivered solid sequential improvement across both revenue and profitability, reflecting the progress we are making to mitigate the disruption resulting from the challenging macro environment," Mr. Oakland continued. "I'm confident that our portfolio of private label snacking and beverage products is poised to benefit from increasing consumer demand for snacking and beverages as well as broader trends driving private label demand."

"Completing the transaction marked a significant step forward in our efforts to simplify our business, improve operational execution and accelerate growth. We have reduced debt by $500 million and meaningfully strengthened our balance sheet, positioning us to continue investing in our business and customer relationships," said Patrick O'Donnell, Interim Chief

Financial Officer and Chief Accounting Officer. "We continued to improve execution and profitability in a challenging environment, and we expect this momentum to build in the fourth quarter as we reach our seasonal peaks, capture further impact of pricing to recover inflation and deliver on our cost savings initiatives."

CONTINUING OPERATIONS OUTLOOK3
TreeHouse issued the following guidance for Q4 2022:
•Net sales are expected to grow 22% - 24% year-over-year, primarily driven by pricing.
•Adjusted EBITDA is expected to be between $105 to $120 million. Adjusted EBITDA margin is anticipated in the range of 10.5% - 12.0%, representing substantial sequential improvement from the 8.8% in the third quarter, driven by the impact of pricing actions taken to date, peak seasonality and cost savings initiatives.
•Although the industry-wide labor and supply chain environment will continue to be challenging, the Company is making steady improvement around service which it expects to continue into 2023.

With regard to 2023, the Company noted:
•Given the current economic environment, demand for private label food and beverages is expected to remain strong.
•Pre-pandemic growth for the Company's current portfolio of categories ranged from 3% to 5%. Fiscal year 2023 net sales growth is expected to be strong due to the wraparound impact of TreeHouse's pricing actions to recover inflation in 2022.
•Net interest in 2023 will reflect TreeHouse's $500 million debt repayment in October 2022, and result in a reduction of approximately $20 million in annual interest expense. In addition, TreeHouse expects to receive interest income of approximately $40 million in 2023 related to the note receivable issued as part of the transaction.

________________________________________________
1 Adjusted earnings per diluted share, adjusted EBIT, adjusted EBITDA, adjusted net (loss) income, free cash flow and organic net sales are non-GAAP financial measures. See "Comparison of Adjusted Information to GAAP Information" for the definitions of the Non-GAAP measures, information concerning certain items affecting comparability, and reconciliations of GAAP to Non-GAAP measures.

2 On October 3, 2022, TreeHouse completed the sale of a significant portion of its Meal Preparation business to Investindustrial for a base purchase price of $950 million. The following discussion highlights the financial results for TreeHouse on a continuing operations basis, which excludes the divested business from all periods presented. Comparable historical financials are included within this press release to facilitate comparisons of past and future operating performance.

3 The Company is not able to reconcile prospective adjusted EBITDA from continuing operations or adjusted EBITDA margin from continuing operations, which are Non-GAAP financial measures to the most comparable GAAP financial measures without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results. These items include, but are not limited to, mark-to-market adjustments of derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, or other non-recurring events or transactions that may significantly affect reported GAAP results.

THIRD QUARTER 2022 FINANCIAL RESULTS FOR TREEHOUSE CONTINUING OPERATIONS

Net Sales — Net sales for the third quarter of 2022 totaled $875.0 million compared to $751.7 million for the same period last year, an increase of $123.3 million, or 16.4%. The change in net sales from 2021 to 2022 was due to the following:

	Three Months	Nine Months
	(unaudited)	(unaudited)
Pricing	20.7%	15.6%
Volume/mix	(4.2)	—
Total change in organic net sales[1]	16.5%	15.6%
Foreign currency	(0.1)	(0.2)
Total change in net sales	16.4%	15.4%

The net sales increase of 16.4% was primarily driven by favorable pricing to recover commodity inflation. This was partially offset by labor and supply chain disruption, which constrained our ability to service demand. Additionally, decreases in volume were due to exiting lower margin business particularly in Pickles.

Gross Profit — Gross profit as a percentage of net sales was 14.8% in the third quarter of 2022, compared to 16.7% in the third quarter of 2021, a decrease of 1.9 percentage points. The decrease is primarily due to incremental costs related to labor and supply chain disruption as a result of the macro environment as well as warehouse capacity challenges. This was partially offset by the Company's pricing actions to recover commodity and freight inflation experienced in prior periods and favorable category mix.

Total Operating Expenses — Total operating expenses were $138.8 million in the third quarter of 2022 compared to $116.9 million in the third quarter of 2021, an increase of $21.9 million. The increase is primarily attributable to higher employee compensation costs to address retention and labor shortages. Professional fees increased in connection with set-up costs for a transition services agreement as part of the sale of a significant portion of the Meal Preparation business, and other divestiture related restructuring costs contributed to the increase. This was partially offset by lower spend in the strategic growth initiatives and other restructuring programs, which consisted primarily of professional fees.

Total Other Expense (Income) — Total other expense (income) was $3.6 million in the third quarter of 2022 compared to $13.5 million in the third quarter of 2021, a decrease of $9.9 million. The decrease was primarily due to favorable non-cash mark-to-market impacts from hedging activities, largely driven by interest rate swaps due to rising interest rates. This was partially offset by unfavorable foreign currency exchange rate impacts between the U.S. and Canadian dollar.

Income Taxes — Income taxes were recognized at an effective rate of (15.3)% in the third quarter of 2022 compared to 8.9% recognized in the third quarter of 2021. The change in the Company's effective tax rate is primarily driven by a change in the valuation allowance recorded against certain deferred tax assets, tax expense recognized in 2022 due to the restructuring of certain Canadian subsidiaries, and tax expense recognized in 2021 due to the enactment of the CARES Act.

Net (Loss) Income from Continuing Operations and Adjusted EBITDA — Net loss from continuing operations for the third quarter of 2022 was $15.1 million, compared to $4.1 million for the same period of the previous year. Adjusted EBITDA[1] from continuing operations was $76.6 million in the third quarter of 2022, compared to $85.8 million in the third quarter of 2021, a decrease of $9.2 million. The decrease in adjusted EBITDA is primarily due to incremental costs related to labor and supply chain disruption as a result of the macro environment.

Discontinued Operations — Net (loss) income from discontinued operations was a $75.4 million loss in the third quarter of 2022 compared to $10.8 million of income in the third quarter of 2021, a decrease of $86.2 million. The decrease is due to an expected loss on disposal of $73.8 million, an increase in professional fees associated with the divestiture of a significant portion of the Meal Preparation business, an increase in interest expense due to rising interest rates, and unfavorable foreign currency exchange rate impacts between the U.S. and Canadian dollar.

Net Cash Used In Operating Activities From Continuing Operations — Net cash used in operating activities from continuing operations was $90.4 million in the first nine months of 2022 compared to $57.0 million in the first nine months of 2021, an increase in cash used of $33.4 million. The increase was primarily attributable to lower cash earnings, which reflect the impact of commodity and freight cost inflation. Working capital changes have been impacted by higher sales as a result of price increases in response to commodity and freight cost inflation, which have increased receivables and inventories. This was partially offset by an increase in cash flow from accounts payable due to improved working capital management, lower incentive compensation paid in the first quarter of 2022 compared to the first quarter of 2021 based on prior year performance, lower cash paid on interest due to debt refinancing in 2021, and an increase in cash flows from the Receivables Sales Program. The Company's working capital management emphasis continues to be focused on driving faster collection of receivables and extending vendor terms.

CONFERENCE CALL WEBCAST

A webcast to discuss the Company's third quarter earnings will be held at 8:30 a.m. (Eastern Time) today. The live audio webcast and a supporting slide deck will be available on the Company's website at www.treehousefoods.com/investors/investor-overview/default.aspx

DISCONTINUED OPERATIONS

On October 3, 2022, the Company completed the sale of a significant portion of the Company’s Meal Preparation business, including pasta, pourable and spoonable dressing, preserves, red sauces, syrup, dry blends and baking, dry dinners, pie filling, pita chips and other sauces (the "Transaction"). Beginning in the third quarter of 2022, the business of the Transaction is presented as discontinued operations, and, as such, has been excluded from continuing operations for all periods presented.

Beginning in the third quarter of 2019, the Company determined that its Ready-to-eat Cereal business met the discontinued operations criteria and, as such, the business has been excluded from continuing operations for all periods presented. On June 1, 2021, the Company completed the sale of its Ready-to-eat Cereal business.

COMPARISON OF ADJUSTED INFORMATION TO GAAP INFORMATION

The Company has included in this release measures of financial performance that are not defined by GAAP ("Non-GAAP"). A Non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company's Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income (Loss), Condensed Consolidated Statements of Stockholders' Equity, and the Condensed Consolidated Statements of Cash Flows. The Company believes these measures provide useful information to the users of the financial statements as we also have included these measures in other communications and publications.

For each of these Non-GAAP financial measures, the Company provides a reconciliation between the most directly comparable GAAP measure and the Non-GAAP measure, an explanation of why management believes the Non-GAAP measure provides useful information to financial statement users, and any additional purposes for which management uses the Non-GAAP measure. This Non-GAAP financial information is provided as additional information for the financial statement users and is not in accordance with, or an alternative to, GAAP. These Non-GAAP measures may be different from similar measures used by other companies.

Organic Net Sales

Organic net sales is defined as net sales excluding the impacts of acquisitions, divestitures, and foreign currency. This information is provided in order to allow investors to make meaningful comparisons of the Company's sales between periods and to view the Company's business from the same perspective as Company management.

Adjusted Earnings Per Diluted Share, Adjusting for Certain Items Affecting Comparability

Adjusted earnings (loss) per diluted share ("adjusted diluted EPS") reflects adjustments to GAAP loss per diluted share to identify items that, in management's judgment, significantly affect the assessment of earnings results between periods. Adjusted diluted EPS is presented as continuing operations, discontinued operations, and total. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as divestiture, acquisition, integration, and related costs, mark-to-market adjustments on derivative contracts, foreign currency exchange impact on the re-measurement of intercompany notes, growth, reinvestment, and restructuring programs, impairment of assets, the impact of the COVID-19 pandemic, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company's performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. The reconciliation of the GAAP measure of diluted earnings (loss) per share as presented in the Condensed Consolidated Statements of Operations, excluding certain items affecting comparability, to adjusted diluted EPS is presented below.

Adjusted Net Income (Loss), Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDAS, Adjusted Net Income (Loss) Margin, Adjusted EBIT Margin, Adjusted EBITDA Margin, and Adjusted EBITDAS Margin, Adjusting for Certain Items Affecting Comparability

Adjusted net income (loss) represents GAAP net (loss) income as reported in the Condensed Consolidated Statements of Operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS section above. Adjusted net income (loss) is presented as continuing operations, discontinued operations, and total. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. This measure is also used as a component of the Board of Directors' measurement of the Company's performance for incentive compensation purposes and is the basis of calculating the adjusted diluted EPS metric outlined above.

Adjusted EBIT represents adjusted net income (loss) before interest expense, interest income, and income tax expense. Adjusted EBITDA represents adjusted net income (loss) before interest expense, interest income, income tax expense, and depreciation and amortization expense. Adjusted EBITDAS represents adjusted EBITDA before non-cash stock-based compensation expense. Adjusted EBIT, adjusted EBITDA, and adjusted EBITDAS are performance measures commonly used by management to assess operating performance, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance between periods. Adjusted EBIT, adjusted EBITDA, and adjusted EBITDAS are presented as continuing operations, discontinued operations, and total.

Adjusted net income (loss) margin, adjusted EBIT margin, adjusted EBITDA margin, and adjusted EBITDAS margin are calculated as the respective metric defined above as a percentage of net sales as reported in the Condensed Consolidated Statements of Operations for Continuing Operations and net sales reported in the Discontinued Operations footnote within the Condensed Consolidated Financial Statements for Discontinued Operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS section above. Adjusted net income (loss) margin, adjusted EBIT margin, adjusted EBITDA margin, and adjusted EBITDAS margin are presented as continuing operations, discontinued operations, and total.

A full reconciliation between the relevant GAAP measure of reported net (loss) income for the three and nine month periods ended September 30, 2022 and 2021 calculated according to GAAP, adjusted net (loss) income, adjusted EBIT, adjusted EBITDA, and adjusted EBITDAS is presented in the attached tables. Given the inherent uncertainty regarding adjusted items in any future period, a reconciliation of forward-looking financial measures to the most directly comparable GAAP measure is not feasible.

Free Cash Flow from Continuing Operations

In addition to measuring the Company's cash flow generation and usage based upon the operating, investing, and financing classifications included in the Condensed Consolidated Statements of Cash Flows, we also measure free cash flow from continuing operations, which represents net cash used in operating activities from continuing operations less capital expenditures. The Company believes free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities such as funding acquisitions, repaying debt, repurchasing public debt, and repurchasing common stock. A reconciliation between the relevant GAAP measure of cash used in operating activities from continuing operations for the nine months ended September 30, 2022 and 2021 calculated according to GAAP and free cash flow from continuing operations is presented in the attached tables.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading private label food and beverage manufacturer in North America. Our purpose is to engage and delight - one customer at a time. Through our customer focus and category experience, we strive to deliver excellent service and build capabilities and insights to drive mutual profitable growth for TreeHouse and for our customers. Our purpose is supported by investment in depth, capabilities and operational efficiencies which are aimed to capitalize on the long-term growth prospects in the categories in which we operate.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "believe," "estimate," "project," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: the impact that the divestiture of a significant portion of our Meal Preparation Business or any such divestiture might have on the Company’s operations; risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers, and employees; the success of our growth, reinvestment, and restructuring programs; our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; loss of key suppliers; disruptions or inefficiencies in our supply chain and/or operations, including from the ongoing COVID-19 outbreak; our ability to continue to make acquisitions and execute on divestitures in accordance with our business strategy or effectively manage the growth from acquisitions; impairment of goodwill or long lived assets; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; shareholder activism; disruptions in or failures of our information technology systems; changes in weather conditions, climate changes, and natural disasters; labor strikes or work stoppages; multiemployer pension plans; labor shortages and increased competition for labor; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2021, and from time to time in our filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

FINANCIAL INFORMATION

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share data)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$74.7	$304.5
Receivables, net	155.1	151.3
Inventories	648.9	461.6
Prepaid expenses and other current assets	64.6	57.0
Assets of discontinued operations	1,251.7	1,208.1
Total current assets	2,195.0	2,182.5
Property, plant, and equipment, net	655.8	700.1
Operating lease right-of-use assets	182.9	138.1
Goodwill	1,817.0	1,821.9
Intangible assets, net	305.4	336.6
Other assets, net	32.0	28.6
Total assets	$5,188.1	$5,207.8
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$721.9	$625.9
Accrued expenses	186.5	233.9
Current portion of long-term debt	11.3	15.4
Liabilities of discontinued operations	339.4	282.5
Total current liabilities	1,259.1	1,157.7
Long-term debt	1,879.4	1,890.0
Operating lease liabilities	158.6	119.0
Deferred income taxes	106.9	105.1
Other long-term liabilities	69.1	90.6
Total liabilities	3,473.1	3,362.4
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share, 10.0 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 90.0 shares authorized, 56.1 and 55.8 shares outstanding as of September 30, 2022 and December 31, 2021, respectively	0.6	0.6
Treasury stock	(133.3)	(133.3)
Additional paid-in capital	2,200.5	2,187.4
Accumulated deficit	(278.6)	(155.7)
Accumulated other comprehensive loss	(74.2)	(53.6)
Total stockholders' equity	1,715.0	1,845.4
Total liabilities and stockholders' equity	$5,188.1	$5,207.8

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$875.0	$751.7	$2,457.8	$2,129.6
Cost of sales	745.7	625.8	2,118.8	1,784.8
Gross profit	129.3	125.9	339.0	344.8
Operating expenses:
Selling and distribution	52.0	50.1	167.9	143.8
General and administrative	51.5	38.1	160.5	142.0
Amortization expense	11.9	11.8	35.7	35.4
Other operating expense, net	23.4	16.9	66.4	57.8
Total operating expenses	138.8	116.9	430.5	379.0
Operating (loss) income	(9.5)	9.0	(91.5)	(34.2)
Other expense (income):
Interest expense	17.5	16.5	51.2	55.5
Loss on extinguishment of debt	—	—	—	14.4
Loss (gain) on foreign currency exchange	3.0	0.6	3.0	(0.3)
Other income, net	(16.9)	(3.6)	(84.7)	(38.7)
Total other expense (income)	3.6	13.5	(30.5)	30.9
Loss before income taxes	(13.1)	(4.5)	(61.0)	(65.1)
Income tax expense (benefit)	2.0	(0.4)	(4.8)	(15.0)
Net loss from continuing operations	(15.1)	(4.1)	(56.2)	(50.1)
Net (loss) income from discontinued operations	(75.4)	10.8	(66.7)	66.7
Net (loss) income	$(90.5)	$6.7	$(122.9)	$16.6

Earnings (loss) per common share - basic:
Continuing operations	$(0.27)	$(0.07)	$(1.00)	$(0.90)
Discontinued operations	(1.34)	0.19	(1.19)	1.19
Earnings (loss) per share basic (1)	$(1.61)	$0.12	$(2.19)	$0.30

Earnings (loss) per common share - diluted:
Continuing operations	$(0.27)	$(0.07)	$(1.00)	$(0.90)
Discontinued operations	(1.34)	0.19	(1.19)	1.19
Earnings (loss) per share diluted (1)	$(1.61)	$0.12	$(2.19)	$0.30

Weighted average common shares:
Basic	56.1	55.8	56.0	55.9
Diluted	56.1	55.8	56.0	55.9

(1) The sum of the individual per share amounts may not add due to rounding.

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(122.9)	$16.6
Net (loss) income from discontinued operations	(66.7)	66.7
Net loss from continuing operations	(56.2)	(50.1)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	106.9	112.3
Stock-based compensation	15.2	10.1
Loss on extinguishment of debt	—	14.4
Unrealized gain on derivative contracts	(79.3)	(33.1)
Deferred income taxes	5.7	(1.3)
Other	6.8	3.5
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Receivables	(6.1)	27.3
Inventories	(199.3)	(90.8)
Prepaid expenses and other assets	22.0	(5.3)
Accounts payable	110.5	12.1
Accrued expenses and other liabilities	(16.6)	(56.1)
Net cash used in operating activities - continuing operations	(90.4)	(57.0)
Net cash (used in) provided by operating activities - discontinued operations	(23.7)	111.2
Net cash (used in) provided by operating activities	(114.1)	54.2
Cash flows from investing activities:
Additions to property, plant, and equipment	(55.1)	(58.9)
Additions to intangible assets	(6.2)	(11.5)
Proceeds from sale of fixed assets	4.8	0.1
Proceeds from sale of investments	—	17.2
Net cash used in investing activities - continuing operations	(56.5)	(53.1)
Net cash (used in) provided by investing activities - discontinued operations	(35.9)	60.4
Net cash (used in) provided by investing activities	(92.4)	7.3
Cash flows from financing activities:
Borrowings under Revolving Credit Facility	326.9	194.4
Payments under Revolving Credit Facility	(326.9)	(194.4)
Payments on financing lease obligations	(1.0)	(1.3)
Payment of deferred financing costs	(2.7)	(8.5)
Payments on Term Loans	(14.3)	(1,133.2)
Proceeds from refinanced Term Loans	—	1,430.0
Repurchase of Notes	—	(602.9)
Payment of debt premium for extinguishment of debt	—	(9.0)
Repurchases of common stock	—	(25.0)
Payments related to stock-based award activities	(3.8)	(8.0)
Net cash used in financing activities - continuing operations	(21.8)	(357.9)
Net cash used in financing activities - discontinued operations	(0.3)	(0.3)
Net cash used in financing activities	(22.1)	(358.2)
Effect of exchange rate changes on cash and cash equivalents	(2.5)	(0.5)
Net decrease in cash and cash equivalents	(231.1)	(297.2)
Add: Cash and cash equivalents of discontinued operations, beginning of period	4.1	11.8
Less: Cash and cash equivalents of discontinued operations, end of period	(2.8)	(12.5)
Cash and cash equivalents, beginning of period	304.5	352.8
Cash and cash equivalents, end of period	$74.7	$54.9

	Nine Months Ended September 30,
	2022	2021
Supplemental cash flow disclosures:
Interest paid	$51.0	$60.3
Net income taxes (refunded) paid	(2.3)	0.5

Non-cash investing activities:
Accrued purchase of property and equipment	$21.5	$16.8
Accrued other intangible assets	1.2	2.5
Right-of-use assets obtained in exchange for lease obligations	77.2	17.1

The reconciliation of adjusted diluted EPS, excluding certain items affecting comparability, to the relevant GAAP measure of diluted EPS as presented in the Condensed Consolidated Statements of Operations, is as follows:

RECONCILIATION OF DILUTED LOSS PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE

		Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
		Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
		(unaudited)			(unaudited)
Diluted earnings (loss) per share (GAAP)		$(0.27)	$(1.34)	$(1.61)	$(1.00)	$(1.19)	$(2.19)
Loss (gain) on sale of business	(1)	—	1.31	1.31	—	1.31	1.31
Growth, reinvestment, restructuring programs & other	(2)	0.40	0.02	0.42	1.18	0.09	1.26
Central services and conveyed employee costs	(3)	0.38	(0.38)	—	1.15	(1.15)	—
Divestiture, acquisition, integration, and related costs	(4)	0.15	0.17	0.31	0.33	0.55	0.88
Foreign currency loss (gain) on re-measurement of intercompany notes	(5)	0.03	0.06	0.09	0.02	0.05	0.07
Shareholder activism	(6)	0.01	—	0.01	0.04	—	0.04
Litigation matter	(7)	—	—	—	0.01	—	0.01
Tax indemnification	(8)	—	—	—	—	—	—
Mark-to-market adjustments	(9)	(0.30)	—	(0.30)	(1.41)	—	(1.41)
COVID-19	(10)	—	—	—	—	—	—
Loss on extinguishment of debt	(11)	—	—	—	—	—	—
Taxes on adjusting items		(0.10)	0.05	(0.05)	(0.13)	0.16	0.03
Adjusted diluted EPS (Non-GAAP)		$0.30	$(0.11)	$0.18	$0.19	$(0.18)	$—

The sum of the individual per share amounts may not add due to rounding.

		Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
		Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
		(unaudited)			(unaudited)
Diluted earnings (loss) per share (GAAP)		$(0.07)	$0.19	$0.12	$(0.90)	$1.19	$0.30
Loss (gain) on sale of business	(1)	—	—	—	—	(0.33)	(0.33)
Growth, reinvestment, restructuring programs & other	(2)	0.30	0.01	0.31	1.02	0.03	1.05
Central services and conveyed employee costs	(3)	0.32	(0.32)	—	1.09	(1.09)	—
Divestiture, acquisition, integration, and related costs	(4)	0.04	0.09	0.14	0.05	0.30	0.35
Foreign currency loss (gain) on re-measurement of intercompany notes	(5)	0.01	0.02	0.04	—	(0.01)	(0.01)
Shareholder activism	(6)	0.02	—	0.02	0.07	—	0.07
Litigation matter	(7)	—	—	—	—	—	—
Tax indemnification	(8)	0.02	0.02	0.04	0.03	0.02	0.05
Mark-to-market adjustments	(9)	(0.08)	(0.01)	(0.09)	(0.59)	—	(0.59)
COVID-19	(10)	0.05	0.01	0.06	0.24	0.05	0.29
Loss on extinguishment of debt	(11)	—	—	—	0.26	—	0.26
Taxes on adjusting items		(0.19)	0.03	(0.18)	(0.56)	0.24	(0.33)
Adjusted diluted EPS (Non-GAAP)		$0.42	$0.04	$0.46	$0.71	$0.40	$1.11

The sum of the individual per share amounts may not add due to rounding.
During the three and nine months ended September 30, 2022 and 2021, the Company entered into transactions that affected the year-over-year comparison of its financial results from continuing operations as follows:

(1)	For the three and nine months ended September 30, 2022, the Company recognized an expected loss on disposal of a significant portion of the Meal Preparation business of $73.8 million. For the nine months ended September 30, 2021, the Company recognized a gain on the sale of the RTE Cereal business of $18.4 million.

(2)	The Company's growth, reinvestment, and restructuring activities are part of an enterprise-wide transformation to improve long-term growth and profitability for the Company. For the three months ended September 30, 2022 and 2021, the Company incurred growth, reinvestment, and restructuring program costs of approximately $23.6 million and $17.4 million, respectively. For the nine months ended September 30, 2022 and 2021, the Company incurred growth, reinvestment, and restructuring program costs of approximately $71.3 million and $59.3 million, respectively. Additionally, the Company recognized other items affecting comparability including regulatory compliance cost reimbursements related to changes in nutrition labeling requirements. There were no other items recognized during the three and nine months ended September 30, 2022. These other items were approximately $(0.1) million for the nine months ended September 30, 2021.

(3)	As a result of the sale of a significant portion of the Meal Preparation business, the Company identified two items affecting comparability – 1) central service costs and 2) conveyed employee costs.

1) The Company has historically provided central services to the Meal Preparation business including, but not limited to, IT and financial shared services, procurement and order processing, customer service, warehousing, logistics, and customs. These costs were historically incurred by TreeHouse and include employee and non-employee expenses to support the services. For the three months ended September 30, 2022 and 2021, central service costs were approximately $13.4 million in both periods. For the nine months ended September 30, 2022 and 2021, central service costs were approximately $40.2 million in both periods.

2) Conveyed employee costs represent compensation costs for employees that were not historically dedicated to the sold business and transferred to the buyer after the sale. For the three months ended September 30, 2022 and 2021, conveyed employee costs were approximately $8.1 million and $4.7 million, respectively. For the nine months ended September 30, 2022 and 2021, conveyed employee costs were approximately $24.8 million and $20.9 million, respectively.

(4)	Divestiture, acquisition, integration, and related costs represent costs associated with completed and potential divestitures, completed and potential acquisitions, and the related integration of the acquisitions.

(5)	The Company has foreign currency denominated intercompany loans and incurred foreign currency losses of $5.0 million and $2.1 million for the three months ended September 30, 2022 and 2021, respectively, to re-measure the loans at quarter end. For the nine months ended September 30, 2022 and 2021, the Company incurred foreign currency losses of $4.1 million and foreign currency gains of $0.7 million, respectively. These charges are non-cash and the loans are eliminated in consolidation.

(6)	The Company incurred fees related to shareholder activism which include directly applicable third-party advisory and professional service fees.

(7)	During the nine months ended September 30, 2022, the Company recognized $0.4 million incremental expense for the settlement payment of the $9.0 million accrual related to a litigation matter challenging wage and hour practices at three former manufacturing facilities in California.

(8)	Tax indemnification represents the non-cash write off of indemnification assets that were recorded in connection with acquisitions from prior years. These write-offs arose as a result of the related uncertain tax position being released due to the statute of limitation lapse or settlement with taxing authorities.

(9)	The Company's derivative contracts are marked-to-market each period. The non-cash unrealized changes in fair value recognized in Other income, net within the Condensed Consolidated Statements of Operations are treated as Non-GAAP adjustments. As the contracts are settled, realized gains and losses are recognized, and only the mark-to-market impacts are treated as Non-GAAP adjustments.

(10)	During 2021, the Company incurred incremental expenses directly attributable to our response to the COVID-19 pandemic, which included additional protective equipment for employees and additional sanitation measures. These costs were approximately $1.1 million and $14.6 million for the three and nine months ended September 30, 2021, respectively. Additionally, the Company incurred income tax expense due to a change in the amount of the total benefit recognized from the enactment of the CARES Act of approximately $1.9 million for the three and nine months ended September 30, 2021.

(11)	For the nine months ended September 30, 2021, the Company incurred a loss on extinguishment of debt totaling $14.4 million, which included a premium of $9.0 million and a write off of deferred financing costs of $5.4 million in connection with the redemption of its 2024 Notes and Credit Agreement refinancing.

The tax impact on adjusting items is calculated based upon the tax laws and statutory tax rates applicable in the tax jurisdiction of the underlying Non-GAAP adjustments.

The following table reconciles the Company's net (loss) income to adjusted net income (loss), adjusted EBIT, adjusted EBITDA, and adjusted EBITDAS for the three and nine months ended September 30, 2022 and 2021:
TREEHOUSE FOODS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET INCOME (LOSS), ADJUSTED EBIT, ADJUSTED EBITDA, AND ADJUSTED EBITDAS
(Unaudited, in millions)

		Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
		Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
		(unaudited in millions)
Net (loss) income (GAAP)		$(15.1)	$(75.4)	$(90.5)	$(56.2)	$(66.7)	$(122.9)
Loss (gain) on sale of business	(1)	—	73.8	73.8	—	73.8	73.8
Growth, reinvestment, restructuring programs & other	(2)	22.4	1.2	23.6	66.4	4.9	71.3
Central services and conveyed employee costs	(3)	21.5	(21.5)	—	65.0	(65.0)	—
Divestiture, acquisition, integration, and related costs	(4)	8.2	9.4	17.6	18.4	31.0	49.4
Foreign currency loss (gain) on re-measurement of intercompany notes	(5)	1.8	3.2	5.0	1.4	2.7	4.1
Shareholder activism	(6)	0.4	—	0.4	2.1	—	2.1
Litigation matter	(7)	—	—	—	0.4	—	0.4
Tax indemnification	(8)	—	—	—	—	0.1	0.1
Mark-to-market adjustments	(9)	(17.1)	(0.1)	(17.2)	(79.4)	(0.1)	(79.5)
COVID-19	(10)	—	—	—	—	—	—
Loss on extinguishment of debt	(11)	—	—	—	—	—	—
Less: Taxes on adjusting items		(5.0)	2.6	(2.4)	(7.5)	9.3	1.8
Adjusted net income (loss) (Non-GAAP)		17.1	(6.8)	10.3	10.6	(10.0)	0.6
Interest expense		17.5	5.3	22.8	51.2	11.4	62.6
Interest income		(0.1)	—	(0.1)	(4.4)	—	(4.4)
Income taxes		2.0	0.6	2.6	(4.8)	4.6	(0.2)
Add: Taxes on adjusting items		5.0	(2.6)	2.4	7.5	(9.3)	(1.8)
Adjusted EBIT (Non-GAAP)		41.5	(3.5)	38.0	60.1	(3.3)	56.8
Depreciation and amortization	(12)	35.1	16.3	51.4	106.9	49.6	156.5
Adjusted EBITDA (Non-GAAP)		76.6	12.8	89.4	167.0	46.3	213.3
Stock-based compensation expense	(13)	3.8	0.7	4.5	10.7	2.2	12.9
Adjusted EBITDAS (Non-GAAP)		$80.4	$13.5	$93.9	$177.7	$48.5	$226.2

Net (loss) income margin		(1.7)%	(17.8)%	(7.0)%	(2.3)%	(5.7)%	(3.4)%
Adjusted net income (loss) margin		2.0%	(1.6)%	0.8%	0.4%	(0.8)%	—%
Adjusted EBIT margin		4.7%	(0.8)%	2.9%	2.4%	(0.3)%	1.6%
Adjusted EBITDA margin		8.8%	3.0%	6.9%	6.8%	3.9%	5.9%
Adjusted EBITDAS margin		9.2%	3.2%	7.2%	7.2%	4.1%	6.2%

		Three Months Ended September 30, 2021			Nine Months Ended September 30, 2021
		Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
		(unaudited in millions)
Net (loss) income (GAAP)		$(4.1)	$10.8	$6.7	$(50.1)	$66.7	$16.6
Loss (gain) on sale of business	(1)	—	—	—	—	(18.4)	(18.4)
Growth, reinvestment, restructuring programs & other	(2)	16.9	0.5	17.4	57.5	1.7	59.2
Central services and conveyed employee costs	(3)	18.1	(18.1)	—	61.1	(61.1)	—
Divestiture, acquisition, integration, and related costs	(4)	2.4	5.2	7.6	3.0	16.8	19.8
Foreign currency loss (gain) on re-measurement of intercompany notes	(5)	0.8	1.3	2.1	(0.2)	(0.5)	(0.7)
Shareholder activism	(6)	0.9	—	0.9	4.0	—	4.0
Litigation matter	(7)	—	—	—	—	—	—
Tax indemnification	(8)	1.5	1.2	2.7	1.7	1.2	2.9
Mark-to-market adjustments	(9)	(4.7)	(0.6)	(5.3)	(33.3)	0.2	(33.1)
COVID-19	(10)	2.5	0.5	3.0	13.6	2.9	16.5
Loss on extinguishment of debt	(11)	—	—	—	14.4	—	14.4
Less: Taxes on adjusting items		(10.9)	1.5	(9.4)	(31.7)	12.9	(18.8)
Adjusted net income (loss) (Non-GAAP)		23.4	2.3	25.7	40.0	22.4	62.4
Interest expense		16.5	2.3	18.8	55.5	7.5	63.0
Interest income		—	—	—	(4.1)	—	(4.1)
Income taxes (excluding COVID-19 income tax adjustments)		(2.3)	1.9	(0.4)	(16.9)	19.8	2.9
Add: Taxes on adjusting items		10.9	(1.5)	9.4	31.7	(12.9)	18.8
Adjusted EBIT (Non-GAAP)		48.5	5.0	53.5	106.2	36.8	143.0
Depreciation and amortization	(12)	37.3	16.1	53.4	112.3	48.9	161.2
Adjusted EBITDA (Non-GAAP)		85.8	21.1	106.9	218.5	85.7	304.2
Stock-based compensation expense	(13)	1.1	0.6	1.7	8.3	2.2	10.5
Adjusted EBITDAS (Non-GAAP)		$86.9	$21.7	$108.6	$226.8	$87.9	$314.7

Net (loss) income margin		(0.5)%	3.1%	0.6%	(2.4)%	6.0%	0.5%
Adjusted net income (loss) margin		3.1%	0.7%	2.3%	1.9%	2.0%	1.9%
Adjusted EBIT margin		6.5%	1.4%	4.9%	5.0%	3.3%	4.4%
Adjusted EBITDA margin		11.4%	6.0%	9.7%	10.3%	7.7%	9.4%
Adjusted EBITDAS margin		11.6%	6.2%	9.9%	10.6%	7.9%	9.7%

		Location in Condensed	Three Months Ended September 30,		Nine Months Ended September 30,
		Consolidated Statements of Operations	2022	2021	2022	2021
			(unaudited in millions)
(1)	Loss (gain) on sale of business	Net (loss) income from discontinued operations	$73.8	$—	$73.8	$(18.4)
(2)	Growth, reinvestment, restructuring programs & other	Other operating expense, net	22.4	16.9	66.4	57.6
		Cost of sales	—	—	—	(0.1)
		Net (loss) income from discontinued operations	1.2	0.5	4.9	1.7
(3)	Central services and conveyed employee costs	General and administrative	16.5	14.3	50.1	47.6
		Cost of sales	5.0	3.8	14.9	13.5
		Net (loss) income from discontinued operations	(21.5)	(18.1)	(65.0)	(61.1)
(4)	Divestiture, acquisition, integration, and related costs	General and administrative	7.2	2.2	15.7	2.5
		Cost of sales	—	0.2	1.6	0.4
		Other operating expense, net	1.0	—	1.1	0.1
		Net (loss) income from discontinued operations	9.4	5.2	31.0	16.8
(5)	Foreign currency loss (gain) on re-measurement of intercompany notes	Loss (gain) on foreign currency exchange	1.8	0.8	1.4	(0.2)
		Net (loss) income from discontinued operations	3.2	1.3	2.7	(0.5)
(6)	Shareholder activism	General and administrative	0.4	0.9	2.1	4.0
(7)	Litigation matter	General and administrative	—	—	0.4	—
(8)	Tax indemnification	Other income, net	—	1.5	—	1.7
		Net (loss) income from discontinued operations	—	1.2	0.1	1.2
(9)	Mark-to-market adjustments	Other income, net	(17.1)	(4.7)	(79.4)	(33.3)
		Net (loss) income from discontinued operations	(0.1)	(0.6)	(0.1)	0.2
(10)	COVID-19	Cost of sales	—	0.6	—	11.7
		Income tax expense (benefit)	—	1.9	—	1.9
		Net (loss) income from discontinued operations	—	0.5	—	2.9
(11)	Loss on extinguishment of debt	Loss on extinguishment of debt	—	—	—	14.4
(12)	Depreciation and amortization included as an adjusting item	Net (loss) income from discontinued operations	(11.0)	—	(11.0)	—
(13)	Stock-based compensation expense included as an adjusting item	Other operating expense, net	2.3	0.3	4.5	1.8
		Net (loss) income from discontinued operations	—	(0.3)	(0.5)	(1.0)

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET CASH USED IN OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2022	2021

Cash flow used in operating activities from continuing operations (GAAP)	$(90.4)	$(57.0)
Less: Capital expenditures	(61.3)	(70.4)
Free cash flow from continuing operations (Non-GAAP)	$(151.7)	$(127.4)